De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

December 15, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Sport Tech Enterprises, Inc. on Form S-1/A (No. 4) of our audit report, dated May 10, 2011 relating to the accompanying balance sheet as of March 31, 2011 and the related statements of operations, stockholders’ deficit, and cash flows from inception (July 28, 2010) through March 31, 2011, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1/A (No.  4) and this Prospectus.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, NV
December 15, 2011

2580 Anthem Village Dr., Henderson, NV  89052
Telephone (702) 563-1600 ●  Facsimile (702) 920-8049
Member Firm with
Russell Bedford International